CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Fund Service Providers” in the Registration Statement on Form N-1A (the “Registration Statement”) of the T. Rowe Price Retirement 2065 Fund, T. Rowe Price Retirement I 2065 Fund—I Class, and T. Rowe Price Target 2065 Fund (three of the funds constituting T. Rowe Price Retirement Funds, Inc.).

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Baltimore, Maryland

July 10, 2020